Exhibit 10.1
WAIVER AND AMENDMENT AGREEMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
     THIS WAIVER AND AMENDMENT AGREEMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of July 30, 2008, is entered into among SPARTECH CORPORATION, a Delaware corporation (the “Borrower”), the lenders listed on the signature pages hereof (collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.
BACKGROUND
     A. The Borrower, the Lenders, the Administrative Agent, and the L/C Issuer heretofore entered into that certain Fourth Amended and Restated Credit Agreement, dated as of June 2, 2006, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of March 7, 2008 (said Credit Agreement, as so amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).
     B. The Borrower has informed the Lenders that the Borrower will fail to comply with Section 7.21 of the Credit Agreement and may fail to comply with Section 7.08 of the Credit Agreement, in each case, for the fiscal quarter ending August 2, 2008. The foregoing will constitute Events of Default (such Events of Default are hereby referred to herein collectively as the “Financial Covenant Defaults”).
     C. As a result of the Financial Covenant Defaults, the Administrative Agent, the Lenders and the L/C Issuer, will be entitled to, among other things, enforce their rights and remedies under the Credit Agreement and the other Loan Documents, and otherwise at law or equity, including, without limitation, the right to terminate the Commitments and accelerate the Obligations.
     D. The Borrower and the other Loan Parties have requested that the Administrative Agent and Lenders waive the Financial Covenant Defaults for a period of time, and the Administrative Agent, the Lenders and the L/C Issuer are willing to provide a limited waiver as provided herein, and subject to the terms and conditions herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Administrative Agent, and the L/C Issuer covenant and agree as follows:
     1. DEFINITIONS. The following terms shall have the following meanings as provided herein:
     “Waiver Default” means (a) the occurrence of any Default or Event of Default under the Credit Agreement that is not a Financial Covenant Default (but which may, for avoidance of doubt, include a default under Section 7.21 of the Credit Agreement, as amended by this Agreement), or (b) any breach by the Borrower or any other Loan Party of any representation, warranty or covenant provided in this Agreement.
     “Waiver Expiration Date” means the earlier of (a) September 15, 2008 and (b) the date of occurrence of any Waiver Default.
     “Waiver Period” means the period of time commencing on the date hereof and ending on the Waiver Expiration Date.
     2. AMENDMENTS TO THE CREDIT AGREEMENT.
     (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order to read as follows:
     “Calyon Credit Agreement” means that certain Term Loan Agreement, dated as of February 16, 2005, between the Borrower and Calyon New York Branch, as heretofore and hereafter amended, modified or supplemented from time to time.
     “Calyon Credit Documents” means the Calyon Credit Agreement and any and all promissory notes and other documents and agreements executed and delivered in connection therewith.
     “Canadian Facility Documents” means the Canadian Facility and any and all promissory notes and other documents and agreements executed and delivered in connection therewith
     “Note Purchase Agreements” means, collectively, that certain (a) Note Purchase Agreement, dated as of September 15, 2004, among the Borrower and the purchasers named therein in respect of the Borrower’s 5.54% Senior Notes due 2016 and (b) Note Purchase Agreement, dated as of June 5, 2006, among the Borrower and the purchasers named therein in respect of the Borrower’s 5.78% Senior Notes, due 2011, as amended, modified or supplemented from time to time, except as otherwise noted herein.
     “Senior Note Documents” mean the Note Purchase Agreements, the Borrower’s 5.54% Senior Notes due 2016, the Borrower’s 5.78’% Senior Notes due 2011 and all other documents and instruments executed and delivered pursuant thereto.
     (b) The definition of “Permitted Acquisitions” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Permitted Acquisition” means an Acquisition (a) which is non-hostile, (b) which occurs when no Default or Event of Default exists or will result therefrom, and (c) which after giving effect to which, on a pro forma basis (assuming that such Acquisition had occurred on the last day of the fiscal quarter most recently ended from the date which is one year prior to the date of such Acquisition) no Default or Event of Default will exist, and (d) with respect to which (other than, with the Administrative Agent’s prior review and approval, which approval shall not be unreasonably withheld or delayed, provided that the terms thereof are substantially similar to those previously disclosed to the Administrative Agent, the Acquisition of assets of a division of Arkema Inc. for an aggregate consideration (excluding assets exchanged for assets of at least equal value) not to exceed $5,000,000, plus or minus net working capital adjustments) the Required Lenders have given their prior written consent.
     (c) Article VII of the Credit Agreement is hereby amended to read as follows:
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:
     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):
     (a) Liens in respect of property of the Borrower or a Subsidiary existing on the Closing Date and described in Schedule 7.01 and Liens existing on July 3, 2008, and any renewals or extensions thereof, provided (i) the property covered thereby is not changed and (ii) the amount of Indebtedness secured thereby is not increased;
     (b) Liens in respect of property acquired or constructed by the Borrower or a Subsidiary after the Closing Date, which are created at the time of or within 180 days after acquisitions or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case;
     (i) no such Lien shall extend to or cover any other property of the Borrower or such Subsidiary, as the case may be, and
     (ii) the aggregate principal amount of Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;
     (c) Liens in respect to property acquired by the Borrower or a Subsidiary after the Closing Date, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the Closing Date becomes a Subsidiary or is consolidated with or merged with or into the Borrower or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Borrower or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Borrower or such Subsidiary, as the case may be;
     (d) Liens securing Indebtedness owed by a Subsidiary to the Borrower or to a Wholly-Owned Subsidiary which is a Guarantor;
     (e) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (f) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
     (g) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
     (h) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; and
     (i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person.
For purposes of this Section 7.01 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Borrower or a Subsidiary shall be deemed to have been created at that time.
     7.02 Disposition of Assets. Make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (an “Asset Sale”), other than the following:
     (a) Asset Sales in the ordinary course of business;
     (b) Asset Sales of property or assets by a Subsidiary to the Borrower or a Wholly-Owned Subsidiary; or
     (c) other Asset Sales, provided that in each case

     (i) immediately before and after giving effect thereto, no Default shall have occurred and be continuing, and
     (ii) the aggregate net book value of the property or assets disposed of in such Asset Sale and all other Asset Sales by the Borrower and its Subsidiaries during the immediately preceding twelve months does not exceed 15% of Consolidated Net Worth (as of the last day of the quarterly accounting period ending on or most recently prior to the last day of such twelve month period).
     For purposes of this Section 7.02, any Voting Equity Interests of a Subsidiary that are the subject of an Asset Sale shall be valued at the greater of (x) the fair market value of such shares as determined in good faith by the Board of Directors of the Borrower and (y) the aggregate net book value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of Voting Equity Interests of such Subsidiary disposed of in such Asset Sale and the denominator is the aggregate number of Voting Equity Interests of such Subsidiary outstanding immediately prior to such Asset Sale.
     7.03 Consolidations and Mergers. Consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except a Subsidiary may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to (a) the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or a then-existing Wholly-Owned Subsidiary and (b) any Person in an Asset Sale involving all of the outstanding stock or all or substantially all of the assets of such Subsidiary, in either case subject to the limitation of Section 7.02.
     7.04 Loans and Investments. Purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower (collectively, “Investments”), except for:
     (a) Investments held by the Borrower or any Subsidiary in the form of cash equivalents or short term marketable securities;
     (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;
     (c) extensions of credit by the Borrower to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;

     (d) pledges or deposits as required in the ordinary course of business in connection with workmen’s compensation, unemployment insurance and other social security legislation;
     (e) advances, loans, extensions of credit or investments in the ordinary course of business; provided that the aggregate amount thereof shall not exceed $15,000,000;
     (f) Investments incurred in order to consummate Permitted Acquisitions; and
     (g) purchases and other acquisitions by the Borrower of stock of the Borrower to the extent permitted by Section 7.13.
     7.05 Limitation on Indebtedness. Create, assume, incur, guarantee, permit to exist or otherwise become liable in respect of any Indebtedness unless immediately before and after giving effect thereto no Default exists or would result therefrom; provided, however, notwithstanding anything herein to the contrary, in no event shall the aggregate amount of Indebtedness outstanding at any time of all Subsidiaries (excluding (i) Guarantees permitted pursuant to clauses (a), (b), (c) and (d) of Section 7.12, (ii) Indebtedness of a Subsidiary existing on July 30, 2008 and described in Schedule 7.05 but no increase of any such Indebtedness, (iii) Indebtedness of a Subsidiary that is a Guarantor owed to the Borrower or any Guarantor or Indebtedness of a Subsidiary that is not a Guarantor owed to the Borrower or any other Subsidiary, (iv) Indebtedness under the Loan Documents, and (v) Indebtedness of a Subsidiary secured by Liens permitted pursuant to clause (h) of Section 7.01), exceed in aggregate amount the sum of (x) 3,000,000 Canadian Dollars under the Canadian Facility, and (y) $2,000,000.
     7.06 Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) $350,000,000 plus (ii) 50% of Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ending on April 30, 2006 (excluding any fiscal quarter in which Consolidated Net Income is not positive) plus (iii) 85% of the net proceeds of any equity issued by the Borrower after January 31, 2006.
     7.07 Interest Coverage Ratio. Permit the Interest Coverage Ratio to be less than 2.50 to 1.00.
     7.08 [INTENTIONALLY OMITTED.]
     7.09 Sale/Leasebacks. Sell, lease, transfer or otherwise dispose of (collectively, a “transfer”) any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Borrower or any Subsidiary over a period in excess of three years.
     7.10 Transactions with Affiliates. Enter into any transaction with any Affiliate of the Borrower (other than a Subsidiary), except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in an comparable arm’s-length transaction with a Person not an Affiliate of the Borrower.
     7.11 Use of Proceeds. Use any portion of any Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.
     7.12 Guarantees. Create, incur, assume or suffer to exist any Guarantees except:
     (a) endorsements for collection or deposit in the ordinary course of business;
     (b) Guarantees of Indebtedness of the Borrower and its Subsidiaries to the extent such Indebtedness is permitted hereunder, provided that all Guarantees in respect of Swap Contracts shall arise under contracts entered into in the ordinary course of business as bona fide hedging transactions;
     (c) Guarantees of the Borrower and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.12; and
     (d) Guarantees of the Borrower or any Subsidiary in respect of the obligations (which do not constitute Indebtedness) of (i) in the case of the Borrower, any Subsidiary, and (ii) in the case of any Subsidiary, the Borrower or any Subsidiary of such Subsidiary or any other Subsidiary.
     7.13 Restricted Payments. Declare or make any Restricted Payment except that (i) any Subsidiary may declare and pay Dividends to (x) the Borrower, (y) a Guarantor, and (z) the parent of such Subsidiary; and (ii) provided no Default exists or would result therefrom, the Borrower may pay Dividends not to exceed $1,650,000 in aggregate amount during any fiscal quarter.
     7.14 ERISA. (a) Engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of $2,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
     7.15 Change in Business. Engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof.
     7.16 Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.

     7.17 [INTENTIONALLY OMITTED.]
     7.18 [INTENTIONALLY OMITTED.]
     7.19 Amendment and Waivers of Subordinated Debt. Change or permit any Subsidiary to change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any document, instrument or agreement relating to any Subordinated Debt that would result in (a) an increase in the principal, interest, overdue interest, fees or other amounts payable under any Subordinated Debt, (b) an acceleration of any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under any Subordinated Debt (including, without limitation, as a result of any redemption), (c) a change in any of the subordination provisions of any Subordinated Debt, or (d) any other change in any term or provision of any Subordinated Debt that could reasonably be expected to have an adverse effect on the interest of the Lenders.
     7.20 Capital Expenditures. Permit Capital Expenditures of the Borrower and its Subsidiaries during the (a) fiscal quarter ending May 3, 2008 to exceed $8,000,000 in aggregate amount, (b) the fiscal quarter ending August 2, 2008 to exceed $6,000,000 in aggregate amount; provided, however, so long as no Default has occurred and is continuing, 50% of the amount of Capital Expenditures permitted but not expended during the fiscal quarter ending May 3, 2008 may be carried over to the fiscal quarter ending August 2, 2008; or (c) the fiscal quarter commencing August 3, 2008 to not be consistent with projections previously delivered to the Lenders for such fiscal quarter.
     7.21 Minimum EBITDA. Permit EBITDA for the fiscal quarter ending August 2, 2008 to be less than $17,000,000.
     7.22 Senior Note Documents. Change or permit any Subsidiary to change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any Senior Note Document that would result in (a) an increase in the principal, interest, overdue interest, fees or other amounts payable under any Senior Note Document, (b) an acceleration of any date fix for payment or prepayment of principal, interest, overdue interest fees or other amounts payable under any Senior Note Document, (c) the terms and provisions of the Senior Note Documents, including without limitation the negative covenants and the events of default, being more restrictive to the Borrower and its Subsidiaries than the terms and provisions of this Agreement, (d) the Borrower or any Subsidiary being subject to any prohibition or limitation on making any payment or prepayment under the Loan Documents, or (e) further restrict or limit the amount of debt that may be secured pursuant to Section 10.2(e) of the Note Purchase Agreements or otherwise on a non-equal and non-ratable basis with the debt under the Senior Note Documents.
     7.23 Calyon Credit Documents. Except as otherwise provided or contemplated in the Calyon Credit Documents in order to make the terms thereof similar to the terms of this Agreement, change or permit any Subsidiary to change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any Calyon Credit Document that would result in (a) an increase in the principal, interest, overdue interest, fees or other amounts payable under any Calyon Credit Document, (b) an acceleration of any date fix for payment or prepayment of principal, interest, overdue interest, fees or other amounts payable under any Calyon Credit Document, (c) the terms and provisions of the Calyon Credit Documents, including without limitation the negative covenants and the events of default, being more restrictive to the Borrower and its Subsidiaries than the terms and provisions of this Agreement, or (d) the Borrower or any Subsidiary being subject to any prohibition or limitation on making any payment or prepayment under the Loan Documents.
     7.24 Canadian Facility Documents. Change or permit any Subsidiary to change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any Canadian Facility Document that would result in (a) an increase in the principal, interest, overdue interest, fees or other amounts payable under any Canadian Facility Document, (b) an acceleration of any date fix for payment or prepayment of principal, interest, overdue interest, fees or other amounts payable under any Canadian Facility Document, (c) the terms and provisions of the Canadian Facility Documents, including without limitation the negative covenants and the events of default, being more restrictive to the Borrower and its Subsidiaries than the terms and provisions of this Agreement, or (d) the Borrower or any Subsidiary being subject to any prohibition or limitation on making any payment or prepayment under the Loan Documents.
     (d) Section 8.01(b) of the Credit Agreement is hereby amended to read as follows:
     (b) Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.11, 7.01, 7.02, 7.03, 7.05, 7.06, 7.07, 7.08, 7.09, 7.13, 7.20, 7.21, 7.22, 7.23, and 7.24 required to be performed or observed by it; or
     (e) Section 8.01 is hereby amended by (i) deleting “or” after subsection (j) thereof, (ii) deleting “.” after subsection (k) thereof and inserting “;” in lieu thereof and (iii) adding the following new subsection (l) thereto to read as follows:
     (l) Amendment. The Borrower, the Administrative Agent and the Required Lenders shall fail to execute an amendment to this Agreement satisfactory to the parties thereto by September 15, 2008.
     (f) The Aggregate Commitments are hereby reduced to $175,000,000 and the Commitment of each Lender is hereby reduced to be the amount set forth opposite each Lender’s name on Schedule 2.01, which is hereby amended to be in the form of Schedule 2.01 attached to this Agreement. Notwithstanding the amount of the Aggregate Commitments or anything else in the Credit Agreement to the contrary, after July 30, 2008 the Total Outstandings shall not exceed $150,000,000, and the Borrower shall have no right to request any Credit Extension if, after giving effect thereto and the application of the proceeds thereof, the Total Outstandings would exceed $150,000,000.

     (g) Schedule 7.05 to the Credit Agreement is hereby amended to be in the form of Schedule 7.05 attached to this Agreement.
     (h) The Compliance Certificate is hereby amended to be in the form of Exhibit C attached to this Agreement.
     (i) Notwithstanding the waiver of the Financial Covenant Defaults as provided herein, the Default Rate shall be in effect from and including the date of this Agreement until such time, if ever, that the Financial Covenant Defaults are permanently waived through an amendment to the Credit Agreement.
     (j) For avoidance of doubt, the amendments of the Credit Agreement provided for in this Section 2 shall not be construed to eliminate the Financial Covenant Defaults, which Financial Covenant Defaults are waived pursuant to the terms of Section 3 hereof.
     3. WAIVER. Subject to the terms and conditions of this Agreement, the Lenders hereby waive, during and only during the Waiver Period, the Financial Covenant Defaults. During the Waiver Period, provided no Waiver Default occurs, (a) the Administrative Agent and the Lenders shall not exercise or enforce any remedy against any Loan Party arising as a result of the Financial Covenant Defaults; and (b) the Borrower’s right to request Credit Extensions and to receive Borrowings and Letters of Credit, subject to the limitation set forth in the last sentence of Section 2(f) of this Agreement shall not be terminated as a result of the Financial Covenant Defaults. Upon the Waiver Expiration Date, the Waiver Period shall terminate and, in the event that the Financial Covenant Defaults have not been permanently waived by, or amended with the consent of, the Required Lenders, the Administrative Agent and the Lenders shall be entitled to exercise all of their rights and remedies under the Credit Agreement and the other Loan Documents. Nothing herein constitutes a waiver of (a) any Default or Event of Default other than the temporary waiver of the Financial Covenant Defaults as set forth in the first sentence of this Section 3, or (b) any other terms, covenants or provisions of the Credit Agreement or any other Loan Document, or any obligations of the Borrower or any other Loan Party. The Borrower and each other Loan Party acknowledge and agree that neither the Administrative Agent nor the Lenders shall be obligated to forbear from exercising any rights or remedies with respect to the Financial Covenant Defaults following the Waiver Expiration Date, or any other Defaults or Events of Default at any time.
     4. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the waiver and amendments contemplated by the foregoing Sections 2 and 3:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;
     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

     (c) (i) the Borrower has full corporate power and authority to execute, deliver and perform this Agreement, and (ii) this Agreement and the Credit Agreement, as amended hereby, constitute the legal, valid and binding respective obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) the execution, delivery and performance by the Borrower of this Agreement and the Credit Agreement, as amended hereby, do not and will not conflict with, result in a breach of or constitute a default under, any Organization Document of the Borrower or any Contractual Obligation to which the Borrower is a party or by which its respective properties may be bound;
     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person (including the Borrower’s Board of Directors) not previously obtained is required for the execution, delivery or performance by the Borrower of this Agreement;
     (f) the Subsidiaries appearing as Guarantors on the signature pages of this Agreement constitute all Subsidiaries of the Borrower who are required to be Guarantors pursuant to the Credit Agreement..
     5. CONDITIONS TO EFFECTIVENESS. This Agreement shall be effective as of July 30, 2008, subject to the following:
     (a) the Administrative Agent shall have received counterparts of this Agreement executed by the Required Lenders;
     (b) the Administrative Agent shall have received counterparts of this Agreement executed by the Borrower and acknowledged by each Guarantor;
     (c) the representations and warranties set forth in Section 4 of this Agreement shall be true and correct;
     (d) the Administrative Agent shall have received from the Borrower for the benefit of each Lender executing and delivering this Agreement to the Administrative Agent or its counsel by the date and time communicated to the Lenders by the Administrative Agent an amendment fee in immediately available funds in an amount equal to the product of (i) 0.15% and (ii) the amount of each Lender’s Commitment, as reduced by this Agreement;
     (e) the Canadian Facility and the Calyon Credit Agreement shall have been amended or otherwise modified in form and substance satisfactory to the Administrative Agent;
     (f) payment of (i) all reasonable out-of-pocket expenses and fees of counsel to the Administrative Agent incurred in connection with the negotiation, execution and delivery of this Agreement to the extent invoiced prior to the date hereof and (ii) all other fees agreed to be paid by the Borrower;

     (g) the Administrative Agent shall have received an opinion of the Borrower’s counsel, in form and substance satisfactory to the Administrative Agent, with respect to matters set forth in Sections 4(c), (d) and (e) of this Agreement and with respect to such other matters as requested by the Administrative Agent or its counsel;
     (h) the Administrative Agent shall have received a Guaranty executed by Spartech Polycom (Texas), Inc., X-Core, LLC and Alshin Tire Corporation, together with such related documents as required by Section 6.13 of the Credit Agreement; and
     (i) the Administrative Agent and the Lenders shall have received in form and substance satisfactory to the Administrative Agent and the Lenders, such other documents and certificates as the Lenders shall require.
     6. GUARANTORS ACKNOWLEDGMENT. By signing below, each of the Guarantors (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Agreement, (ii) acknowledges and agrees that its obligations in respect of the Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Agreement or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under the Guaranty, and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Guaranty.
     7. REFERENCE TO THE CREDIT AGREEMENT.
     (a) Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Agreement.
     (b) The Credit Agreement, as amended by this Agreement, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     8. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Agreement, as amended by this Agreement).
     9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Agreement, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

     10. GOVERNING LAW; BINDING EFFECT. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law. This Agreement shall be binding upon all parties hereto and their respective successors and assigns.
     11. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     12. RELEASE. THE BORROWER AND EACH GUARANTOR HEREBY ACKNOWLEDGE THAT THE OBLIGATIONS UNDER THE CREDIT AGREEMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RESCISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS UNDER THE CREDIT AGREEMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY RELEASED PARTY (AS DEFINED BELOW). THE BORROWER AND EACH GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE THE ARRANGER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER, EACH LENDER AND ITS PREDECESSORS, EACH RELATED PARTY TO ANY OF THE ABOVE, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS, ATTORNEYS-IN-FACT, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH THE BORROWER OR ANY GUARANTOR MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT (BUT EXCLUDING IN ALL CASES ANY OF THE FOREGOING ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEASED PARTIES).
     13. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE

FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

SPARTECH CORPORATION
By:	/s/ Myles S. Odaniell
Myles S. Odaniell
President and CEO

Signature Page to Waiver and Amendment Agreement

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ William M. Bulger Jr.
	Name:	William M. Bulger Jr.
	Title:	Vice President

Signature Page to Waiver and Amendment Agreement

BANK OF AMERICA, N.A., as a Lender and L/C Issuer
By:	/s/ William M. Bulger Jr.
	Name:	William M. Bulger Jr.
	Title:	Vice President

Signature Page to Waiver and Amendment Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender and Syndication Agent
By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

Signature Page to Waiver and Amendment Agreement

KEYBANK, NATIONAL ASSOCIATION, as a Lender and Syndication Agent
By:	/s/ Brian P. Fox
	Name:	Brian P. Fox
	Title:	Assistant Vice President

Signature Page to Waiver and Amendment Agreement

NATIONAL CITY BANK OF PENNSYLVANIA, as a Lender and Documentation Agent
By:	/s/ Thomas S. Sherman
	Name:	Thomas S. Sherman
	Title:	SVP

Signature Page to Waiver and Amendment Agreement

CALYON NEW YORK BRANCH, as a Lender and Documentation Agent
By:	/s/ David Cagle
	Name:	David Cagle
	Title:	Managing Director

By:	/s/ Robert Smith
	Name:	Robert Smith
	Title:	Managing Director

Signature Page to Waiver and Amendment Agreement

SUNTRUST BANK, as a Lender
By:	/s/ Kip Hurd
	Name:	Kip Hurd
	Title:	Director

Signature Page to Waiver and Amendment Agreement

FIFTH THIRD BANK, as a Lender
By:	/s/ Robert M. Sander
	Name:	Robert M. Sander
	Title:	Vice President

Signature Page to Waiver and Amendment Agreement

U. S. BANK NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

Signature Page to Waiver and Amendment Agreement

COMERICA BANK, as a Lender
By:	/s/ Mark J. Leveille
	Name:	Mark J. Leveille
	Title:	Vice President

Signature Page to Waiver and Amendment Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

By:	/s/ Susan LeFevre
	Name:	Susan LeFevre
	Title:	Director

Signature Page to Waiver and Amendment Agreement

ACKNOWLEDGED AND AGREED TO:
ATLAS ALCHEM PLASTICS, INC.
ALCHEM PLASTICS CORPORATION
ALCHEM PLASTICS, INC.
SPARTECH PLASTICS, LLC

By:	Spartech Corporation, its sole member
POLYMER EXTRUDED PRODUCTS, INC.
SPARTECH POLYCAST, INC.
SPARTECH TOWNSEND, INC.
SPARTECH INDUSTRIES FLORIDA, INC.
SPARTECH POLYCOM, INC.
FRANKLIN-BURLINGTON PLASTICS, INC.
SPARTECH INDUSTRIES, INC.
ANJAC-DORON PLASTICS, INC.
SPARTECH CMD, LLC

By:	Spartech Corporation, its sole member
SPARTECH FCD, LLC

By:	Polymer Extruded Products, Inc., its sole member
SPARTECH SPD, LLC

By:	Spartech Corporation, its sole member
SPARTECH MEXICO HOLDING COMPANY
SPARTECH MEXICO HOLDING COMPANY TWO
SPARTECH MEXICO HOLDINGS, LLC

By:	Spartech Mexico Holding Company, its sole member
CREATIVE FORMING, INC.
SPARTECH POLYCOM (TEXAS), INC.
ALSHIN TIRE CORPORATION
X-CORE, LLC

By:	Spartech Industries, Inc., its sole member

By:	/s/ Myles S. Odaniell

Myles S. Odaniell President and CEO
Signature Page to Waiver and Amendment Agreement

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$21,875,000.00	12.500000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$20,416,666.67	11.666666667%
KeyBank, National Association	$20,416,666.67	11.666666667%
National City Bank of Pennsylvania	$20,416,666.67	11.666666667%
Calyon New York Branch	$20,416,666.67	11.666666667%
SunTrust Bank	$18,958,333.33	10.833333333%
Fifth Third Bank	$14,583,333.33	8.333333333%
U. S. Bank National Association	$14,583,333.33	8.333333333%
Comerica Bank	$14,583,333.33	8.333333333%
Deutsche Bank Trust Company Americas	$8,750,000.00	5.000000000%

Total	$175,000,000.00	100.000000000%
Schedule 2.01

SCHEDULE 7.05
EXISTING INDEBTEDNESS

Indebtedness	Amount
Lake Charles Harbor and Terminal District Revenue Bonds	$8,000,000
Middle Monongahela Association, Inc. / Pennsylvania Industrial Development Authority – Loan Number 03401902	$50,656
Middle Monongahela Association, Inc. / Pennsylvania Industrial Development Authority – Loan Number 03402603	$433,096
Richard R. Guske and Second Generation of Sheboygan, LLC as Landlord, Pertaining to Premises Located at 430 Forest Avenue, Sheboygan, WI	$257,267
Alliant Energy	$242,369
Chamber of Commerce and Industry of Les Ardennes as Landlord, Pertaining to Premises Located at 2.1. Donchery, Donchery France	3,412,055	Euros
Schedule 7.05

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:
To:     Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of June 2, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Spartech Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to party thereto and Bank of America, N.A. as Administrative Agent and L/C Issuer.
     The undersigned hereby certifies as of the date hereof that he/she is the                                                                of the Borrower and that, as such, he/she is authorized to execute and deliver this certificate to the Administrative Agent on the behalf of the Borrower and that:
[Use following for fiscal year-end financial statements]
Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following for fiscal quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the date set forth above as the Financial Statement Date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents and
Exhibit C — 1
Form of Compliance Certificate

[select one:]
     [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it and no Default has occurred and is continuing.]
—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date set forth above as the Financial Statement Date.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                          ,                     .

SPARTECH CORPORATION, a Delaware corporation

By:
Name:
Title:

Exhibit C — 2
Form of Compliance Certificate

For the Quarter/Year ended                           (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.02(c) – Limitation on Asset Dispositions.

A. Aggregate net book value of the property or assets disposed of in asset sales (other than asset sales pursuant to 7.02(a) and 7.02(b)):	$

B. All other asset sales by Borrower and its Subsidiaries during the immediately preceding twelve months:	$

C. Total (Line I.A. + I.B.):	$

D. Maximum (15% x IV.A.(5):	$

II. Section 7.04(e) – Limitations on Loans and Investment.

A. Aggregate outstanding advances, loans, extensions of credit or investments in the ordinary course of business:	$

B. Maximum in aggregate amount at any one time outstanding:		$15,000,000

III. Section 7.05 – Limitation on Indebtedness.

A. Aggregate outstanding amount of Indebtedness of all Subsidiaries (excluding (i) Guarantees permitted pursuant to clauses (a), (b), (c) and (d) of Section 7.12, (ii) Indebtedness of a Subsidiary existing on July 30, 2008 and described in Schedule 7.05 but no increase of any such Indebtedness, (iii) Indebtedness of a Subsidiary owed to the Borrower or any Guarantor, (iv) Indebtedness under the Loan Documents, and (v) Indebtedness of a Subsidiary secured by Liens permitted pursuant to clause (h) of Section 7.01):
$

B. Maximum permitted amount of Subsidiary Indebtedness:	3,000,000 Canadian Dollars plus $2,000,000

IV. Section 7.06 – Consolidated Net Worth.

A. Consolidated Net Worth:

(1) Capital stock taken at par or stated value:	$

Exhibit C — 3
Form of Compliance Certificate

(2) Capital in excess of par or stated value relating to capital stock:	$

(3) Retained earnings (or minus any retained earnings deficit):	$

(4) Sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all as determined in accordance with GAAP:	$

(5) Total (Line IV.A.(1) + (2) + (3) — (4)):	$

B. Minimum Consolidated Net Worth.

(1) $350,000,000:	$

(2) 50% of Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ending on April 30, 2006 (excluding any fiscal quarter in which Consolidated Net Income is not positive):	$

(3) 85% of the net proceeds of any equity issued by the Borrower after January 31, 2006:	$

(4) Minimum Consolidated Net Worth (Lines IV.B.(1) + (2) + (3)):	$

V. Section 7.07 - Minimum Interest Coverage Ratio.

A. EBITDA for the Borrower and its Subsidiaries on a consolidated basis for the period of the four fiscal quarters most recently ended (the “Subject Period”):

1. Consolidated Net Income for the Subject Period:	$

2. Without duplication and to the extent deducted in determining Net Income, Consolidated Interest Expense:	$

3. Without duplication and to the extent deducted in determining Net Income, depreciation and amortization expenses and other non-cash charges (including but not limited to expensing of stock options, fixed asset write-offs and impairment of goodwill):
$

Exhibit C — 4
Form of Compliance Certificate

4. Without duplication and to the extent deducted in determining Net Income, income and profits taxes:	$

5. EBITDA (Lines VI.A.1. + 2. + 3. + 4.):	$

B. Consolidated Interest Expense for the Subject Period:	$

C. Interest Coverage Ratio (Line V.A.5.) ÷ (Line VI.B.):	_____ to 1.00

H. Minimum Interest Coverage Ratio:		2.50 to 1.00

VI. Section 7.13 - Limitation on Restricted Payments

A. Aggregate amount of Dividends paid during fiscal quarter	$

B. Aggregate amount of Dividends permitted during fiscal quarter		$1,650,000

VII. Section 7.20 - Limitation on Capital Expenditures

A. Aggregate amount of Capital Expenditures made during fiscal quarter ending May 3, 2008:	$

B. Aggregate amount of Capital Expenditures permitted to be made during fiscal quarter ending May 3, 2008:		$8,000,000

C. Aggregate amount of Capital Expenditures made during fiscal quarter ending August 2, 2008:	$

D. Aggregate amount of Capital Expenditures permitted to be made during fiscal quarter ending August 2, 2008 ($6,000,000 plus 50% of the remainder, if any, of $8,000,000 minus Line VII.A.):	$

VIII Section 7.21 - Minimum EBITDA

A. EBITDA for fiscal quarter ending August 2, 2008:	$

B. Minimum EBITDA for fiscal quarter ending August 2, 2008:		$17,000,000
Exhibit C — 5
Form of Compliance Certificate